UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2007

HOLA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137174

(Commission File Number)

98-0377767

(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8

(Address of principal executive offices and Zip Code)

403-975-9399

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Hola Communications, Inc. (the "Company") has entered into a letter of intent (the "LOI") with the stockholders (the “Selling Stockholders”) of 1132559 Alberta Ltd. ("Alberta Co"), pursuant to which the Selling Stockholders have agreed to transfer to the Company all of the issued and outstanding shares of Alberta Co held by them in consideration of which the Company has agreed to, among other things:

(i)	issue 15,000,000 shares of the Company's common stock to the Selling Stockholders;
(ii)	complete a 15:1 forward stock split;
(iii)	complete a financing of up to $3,250,000;
(iv)	change the name of the Company to "Tamm Oil and Gas Corp."; and
(v)	appoint two nominees of the Selling Stockholders to the board of the Company.

The LOI is further subject to the principal stockholder of the Company submitting 34,000,000 (post-split) shares for cancellation at closing. Closing of the transactions contemplated in the LOI are subject to: the satisfactory completion of the parties due diligence investigations, Alberta Co preparing financial statements required under applicable securities laws, and the parties entry into a definitive agreement containing customary terms and representations for such agreements. Alberta Co is a private company incorporated under the laws of Alberta. Alberta Co holds a direct working interest of 10% in 63 sections of Oilsands leases in an area known as Sawn Lake in Northern Alberta.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated October 17, 2007 announcing entry into Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLA COMMUNICATIONS, INC.

/s/ Sean Dickenson

Sean Dickenson

President, Chief Executive Officer and Director

Date: October 23, 2007